Exhibit 99.1

LKQ CORPORATION TO PRESENT AT INVESTOR CONFERENCES IN SEPTEMBER

CHICAGO, Illinois, September 4, 2009 — LKQ Corporation (Nasdaq:LKQX) today announced that Mark Spears, Executive Vice President and Chief Financial Officer, will be presenting at a number of upcoming investor conferences during the month of September, 2009.

Upcoming Conferences
BB&T San Francisco One-on-One Conference	September 9, 2009
The Ritz-Carlton, San Francisco, California

RBC Capital Markets, 2009 Consumer Conference	September 16, 2009
The New York Palace Hotel, New York City, New York

CL King’s 7th Annual Best Ideas Conference 2009	September 17, 2009
Omni Berkshire Place Hotel, New York City, New York

Morgan Keegan Industrial/Transportation Conference	September 18, 2009
The Ritz-Carlton, Chicago, Illinois

Deutsche Bank 2009 Leveraged Finance Conference	September 30, 2009
The Phoenician, Scottsdale, Arizona

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled collision and mechanical OEM products and refurbished OEM collision replacement products, such as wheels, bumper covers and lights, used to repair light vehicles. LKQ operates approximately 280 facilities, offering its customers a broad range of replacement systems, components, and parts to repair automobiles, light–duty trucks and heavy-duty trucks.

Contact:

Sarah Lewensohn

Director, Investor Relations

312-621-2793

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